Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On December 16, 2013, Viggle Inc., a Delaware corporation (“Viggle” or the "Company"), and Viggle Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Viggle (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Wetpaint.com, Inc., a Delaware corporation (“Wetpaint”), certain stockholders of Wetpaint and Shareholder Representative Services LLC, a Colorado limited liability company (solely in its capacity as the Stockholders’ Agent).

The Merger Agreement and the transactions contemplated thereby (collectively, the "Acquisition") have been approved by the board of directors of each of Viggle, Merger Sub and Wetpaint. Within twenty four hours following the execution and delivery of the Merger Agreement, Wetpaint delivered to Viggle and Merger Sub the irrevocable written consent (the “Written Consent”) of certain of the holders of Wetpaint common stock (the “Wetpaint Common Stock”) and Wetpaint preferred stock (the “Wetpaint Preferred Stock” and, collectively with the Wetpaint Common Stock, the “Wetpaint Capital Stock”) adopting and approving the Merger Agreement and the transactions contemplated thereby. Following receipt of the Written Consent, upon the terms set forth in the Merger Agreement, Merger Sub merged with and into Wetpaint (the “Merger”), with Wetpaint continuing as the surviving corporation and a wholly-owned subsidiary of Viggle. The Merger is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

In connection with the Acquisition, all outstanding shares of Wetpaint Capital Stock were converted into the right to receive an aggregate amount of cash and shares of Viggle common stock (the “Stock Consideration”) payable as described below.  At the completion of the Acquisition, (i) $1,633,500 in cash (subject to certain adjustments for payment of certain transaction expenses by Viggle and bonus and premium payments to certain Wetpaint employees and stockholders), $18,016,668 in shares of Viggle common stock (subject to certain adjustments as described below) and $3,033,332 in restricted stock units was delivered to the holders of Wetpaint Capital Stock in accordance with the allocation set forth in the Merger Agreement, and (ii) $3,750,000 in shares of Viggle common stock (the “Escrow Shares”) were delivered to an escrow agent to satisfy potential indemnification claims.  On the earlier of a date within three business days following the date that Viggle completes a public offering of its capital stock in which it raises at least $20,000,000 in net cash proceeds (a “Subsequent Offering”) or February 15, 2014, an aggregate amount of $3,366,500 in cash (subject to certain adjustments for changes in Wetpaint’s net working capital, payment of certain transaction expenses by Viggle and bonus and premium payments to certain Wetpaint employees and stockholders) shall be delivered to the holders of Wetpaint Capital Stock in accordance with the allocation set forth in the Merger Agreement. The values of shares of Viggle common stock and restricted stock units noted above were based on the average closing market price of the Company's common stock during the 10 days prior to completion of the Acquisition, in accordance with the Acquisition Agreement.

Pursuant to the terms of the acquisition agreement, if we complete the Recapitalization on or before December 31, 2015, the stock consideration paid in the Acquisition shall be adjusted such that (i) if upon giving effect to the Recapitalization, the shares constituting such stock consideration collectively represent less than 13.17% of the total outstanding shares of our common stock on a fully-diluted basis (subject to certain adjustments set forth in the merger agreement), we will issue to our stockholders that are former stockholders of Wetpaint (the “Wetpaint/Viggle Holders”) the additional number of shares of our common stock as is necessary such that the shares constituting the stock consideration, as so adjusted, represent 13.17% of the total outstanding shares of our common stock on a fully-diluted basis (subject to certain adjustments set forth in the merger agreement) as of such time, and (ii) if upon giving effect to the Recapitalization, the shares constituting the stock consideration collectively represent greater than 17.55% of the total outstanding shares of our common stock on a fully-diluted basis (subject to certain adjustments set forth in the merger agreement), then we will cancel such number of shares of our common stock constituting the stock consideration as is necessary such that the stock consideration, as so adjusted, collectively represent 17.55% of the total outstanding shares of our common stock on a fully-diluted basis (subject to certain adjustments set forth in the merger agreement) as of such time. We have determined a fair value of $6,100,000 for this contingent consideration and have added such amount to the total acquisition price.

The Merger Agreement contains customary representations, warranties and covenants of Viggle, Merger Sub and Wetpaint.

The following unaudited pro forma combined financial statements have been prepared to give effect to the Acquisition. These unaudited pro forma combined financial statements are derived from the historical consolidated financial statements of the Company and Wetpaint. These financial statements have been adjusted as described in the notes to the unaudited pro forma combined financial statements.

The unaudited pro forma combined balance sheet combines the historical consolidated balance sheets of the Company and Wetpaint as of September 30, 2013, and includes preliminary adjustments to reflect the events that are directly attributable to the Acquisition. In addition, the unaudited pro forma combined statements of operations combine the historical consolidated statements of operations of the Company and Wetpaint and have also been adjusted to give effect to pro forma events that are directly attributable to the Acquisition and expected to have a continuing impact on the combined results. The unaudited pro forma combined statements of operations have been prepared assuming the Acquisition closed on July 1, 2012.

The Company has prepared the unaudited pro forma combined financial statements based on available information using assumptions that it believes are reasonable. These pro forma financial statements are being provided for informational purposes only and do not claim to represent the Company’s actual financial position or results of operations had the Acquisition occurred on the date specified nor do they project the Company’s results of operations or financial position for any future period or date. In addition, the pro forma financial statements do not contemplate the cost or impact of any restructuring activities or synergies resulting from the Acquisition.

The unaudited pro forma combined financial statements were prepared using the acquisition method of accounting as outlined in Accounting Standards Codification (“ASC”) 805, Business Combinations. Based on the acquisition method of accounting, the assets and liabilities are recorded based on their fair values as of the date of the completion of the acquisition. The estimated fair values of the net assets acquired is preliminary and subject to final adjustments and provided for informational purposes only.

Unaudited Pro Forma Combined Statements of Operations (amounts in thousands except per share amounts)

	Three Months Ended September 30, 2013
	Historical	Historical	Pro forma		Pro forma
	Viggle	Wetpaint	Adjustments		Combined
Revenues	$4,338	$1,685			$6,023
Cost of watchpoints and engagement points	(2,579)				(2,579)
Selling, general and administrative	(25,334)	(2,022)	$(642)	a	(27,998)
Operating loss	(23,575)	(337)	(642)		(24,554)

Other income:
Other expense	84	25	—		109
Interest (expense) income, net	(768)	—	—		(768)
Total other income	(684)	25	—		(659)

Net loss before income taxes	(24,259)	(312)	(642)		(25,213)

Income taxes	(22)	—	—		(22)

Net loss	$(24,281)	$(312)	$(642)		$(25,235)
Net loss per common share - basic and diluted	$(0.27)				$(0.19)

Weighted average common shares outstanding - basic and diluted	88,701,516		43,273,694	b	131,975,210

	Year Ended June 30, 2013
	Historical	Historical	Pro forma		Pro forma
	Viggle	Wetpaint	Adjustments		Combined
Revenues	$13,907	$6,222			$20,129
Cost of watchpoints and engagement points	(8,461)				(8,461)
Selling, general and administrative	(102,433)	(9,151)	$(2,569)	a	(114,153)
Operating loss	(96,987)	(2,929)	(2,569)		(102,485)

Other income:
Other income (expense)	7,062	38	—		7,100
Interest (expense) income, net	(1,408)	1	—		(1,407)
Total other income	5,654	39	—		5,693

Net loss before provision for income taxes	(91,333)	(2,890)	(2,569)		(96,792)

Income tax expense	(70)	—	—		(70)

Net loss	$(91,403)	$(2,890)	$(2,569)		$(96,862)
Net loss per common share - basic and diluted	$(1.12)				$(0.78)

Weighted average common shares outstanding - basic and diluted	81,445,220		43,273,694	b	124,718,914

Unaudited Pro Forma Combined Balance Sheet (amounts in thousands except share amounts)

	As of September 30, 2013
	Historical	Historical	Pro forma		Pro forma
Assets	Viggle	Wetpaint	Adjustments		Combined
Current Assets:
Cash and Cash Equivalents	$1,792	$905	$(2,116)	c	$581
Accounts Receivable, net	2,239	505			2,744
Prepaid Expenses	879	118			997
Other Receivables	329				329
Total current assets	5,239	1,528	(2,116)		4,651
Restricted Cash	696				696
Equipment, Net	2,753	92			2,845
Intangibles, Net	4,367	311	17,674	d	22,352
Goodwill	2,953		24,836	e	27,789
Other assets	56	103			159
Total assets	$16,064	$2,034	$40,393		$58,491
Liabilities, convertible redeemable preferred stock and stockholders' deficit
Current liabilities
Accounts Payable and Accrued Expenses	4,874	631	9,523	f	15,028
Reward points payable	8,837				8,837
Common stock warrant liability	283				283
Deferred revenue	—	719			719
Current Portion of Loan Payable	10,000				10,000
Total current liabilities	23,994	1,350	9,523		34,867
Loans Payable, less current portion	11,000				11,000
Other Long-Term Liabilities	1,275				1,275
Total liabilities	36,269	1,350	9,523		47,142
Series A Convertible Redeemable Preferred Stock, $1,000 stated value, authorized 100,000 shares, issued and outstanding 33,320 shares as of September 30, 2013	36,837				36,837
Series C Convertible Preferred Stock, par value $.0001 per share, 2,500,000 shares authorized, 2,485,089 shares issued and outstanding		24,897	(24,897)	g	—
Series B Convertible Preferred Stock, par value $.0001 per share, 3,600,000 shares authorized, 3,512,875 shares issued and outstanding		9,459	(9,459)	g	—
Series A Convertible Preferred Stock, par value $.0001 per share, 5,250,000 shares authorized, 5,250,000 shares issued and outstanding		5,180	(5,180)	g	—
Commitments and contingencies
Stockholders' Deficit
Series B Convertible Preferred Stock, $1,000 stated value, authorized 50,000 shares, issued and outstanding 21,364 shares as of September 30, 2013	3,916				3,916
Common stock, $0.001 par value: authorized 300,000,000 shares, issued and outstanding 75,202,298 shares as of September 30, 2013	75	—	49	b	124
Additional paid-in-capital	198,214	1,574	33,851	b g	233,639
Treasury stock, 15,922,154 shares as of September 30, 2013	(10,986)				(10,986)
Due from Executive Officer	(3,595)				(3,595)
Accumulated deficit	(244,666)	(40,426)	36,506	g	(248,586)
Total stockholders' deficit	(57,042)	(38,852)	70,406		(25,488)
Total liabilities, convertible preferred stock and stockholders' deficit	$16,064	$2,034	$40,393		$58,491

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1.	Description of the Transactions

Wetpaint Acquisition

On December 16, 2013, in connection with the Acquisition, all outstanding shares of Wetpaint Capital Stock were converted into the right to receive an aggregate amount of cash and shares of Viggle common stock (the “Stock Consideration”) payable as described below.  At the completion of the Acquisition, (i) $1,633,500 in cash (subject to certain adjustments for payment of certain transaction expenses by Viggle and bonus and premium payments to certain Wetpaint employees and stockholders), $18,016,668 in shares of Viggle common stock (representing 35,818,423 shares, subject to certain adjustments as described below) and $3,033,332 in restricted stock units were delivered to the holders of Wetpaint Capital Stock in accordance with the allocation set forth in the Acquisition Agreement, and (ii) $3,750,000 in shares of Viggle common stock (representing 7,455,268 shares) (the “Escrow Shares”) were delivered to an escrow agent to satisfy potential indemnification claims.  On the earlier of a date within three business days following the date that Viggle completes a public offering of its capital stock in which it raises at least $20,000,000 in net cash proceeds (a “Subsequent Offering”) or February 15, 2014, an aggregate amount of $3,366,500 in cash (subject to certain adjustments for changes in Wetpaint’s net working capital, payment of certain transaction expenses by Viggle and bonus and premium payments to certain Wetpaint employees and stockholders) shall be delivered to the holders of Wetpaint Capital Stock in accordance with the allocation set forth in the Acquisition Agreement. The values of shares of Viggle common stock and restricted stock units noted above were based on the average closing market price of the Company's common stock during the 10 days prior to completion of the Acquisition, in accordance with the Acquisition Agreement.

Pursuant to the terms of the acquisition agreement, if the Company completes the Recapitalization on or before December 31, 2015, the stock consideration paid in the Acquisition shall be adjusted such that (i) if upon giving effect to the Recapitalization, the shares constituting such stock consideration collectively represent less than 13.17% of the total outstanding shares of the Company's common stock on a fully-diluted basis (subject to certain adjustments set forth in the merger agreement), the Company will issue to our stockholders that are former stockholders of Wetpaint (the “Wetpaint/Viggle Holders”) the additional number of shares of our common stock as is necessary such that the shares constituting the stock consideration, as so adjusted, represent 13.17% of the total outstanding shares of the Company's common stock on a fully-diluted basis (subject to certain adjustments set forth in the merger agreement) as of such time, and (ii) if upon giving effect to the Recapitalization, the shares constituting the stock consideration collectively represent greater than 17.55% of the total outstanding shares of the Company's common stock on a fully-diluted basis (subject to certain adjustments set forth in the acquisition agreement), then the Company will cancel such number of shares of our common stock constituting the stock consideration as is necessary such that the stock consideration, as so adjusted, collectively represent 17.55% of the total outstanding shares of the Company's common stock on a fully-diluted basis (subject to certain adjustments set forth in the merger agreement) as of such time. The Company determined a fair value of $6,100,000 for this contingent consideration and have added such amount to the total acquisition price.

2.	Basis of Presentation

The Acquisition will be accounted for under the acquisition method of accounting in accordance with ASC 805, Business Combinations. Under the acquisition method, the consideration transferred is measured at the acquisition closing date. The assets of Wetpaint have been measured based on various preliminary estimates using assumptions that the Company’s management believes are reasonable utilizing information currently available. Use of different estimates and judgments could yield different results.

The process for estimating the fair values of identifiable intangible assets and certain tangible assets requires the use of significant estimates and assumptions, including estimating future cash flows and developing appropriate discount rates. The excess of the acquisition consideration over the estimated amounts of identifiable assets of Wetpaint as of the effective date of the acquisition was allocated to goodwill in accordance with the accounting guidance. The acquisition accounting is subject to finalization of the Company’s analysis of the fair value of the assets and liabilities of Wetpaint as of the acquisition date. Accordingly, the acquisition accounting in the unaudited pro forma combined financial statements is preliminary and will be adjusted upon completion of the final valuation. Such adjustments could be material.

3.	Pro Forma Adjustments

A summary of the fair value of consideration transferred for the Acquisition and the preliminary allocation to the fair value of the assets and liabilities of Wetpaint is as follows:

Consideration transferred:	As of September 30, 2013
Shares of Viggle common stock and restricted stock units based on closing market price prior to the Acquisition	$31,554
Payable to sellers	1,619
Contingent Consideration	6,100
Total consideration transferred	39,273

Preliminary allocation:
Goodwill	24,836
Intangible assets	17,984
Other assets	1,723
Total liabilities, including acquired accrued expenses	(5,270)
$39,273

The pro forma adjustments included in the unaudited pro forma combined financial statements are as follows:

(a)
Represents amortization of intangible assets acquired in the Acquisition based on their preliminary fair values and useful lives. Estimated useful lives of the intangible assets are approximately 7 years and amortization is calculated on a straight-line basis.

(b)	Represents the issuance of 43,273,694 shares of common stock and 6,030,481 restricted stock units in connection with the Acquisition.

(c)	Represents payment of $2.1 million for certain transaction expenses and bonus and premium payments to Wetpaint employees.

(d)
Represents the elimination of previous Wetpaint intangible assets and the preliminary estimate of the fair value of the acquired intangible assets of Wetpaint. Intangible assets that have been identified include technology, trademarks, and customer relationships.

(e)	Represents the difference between the estimated purchase price and the preliminary estimated fair values of the identified assets acquired and liabilities assumed.

(f)
Represents liabilities of $1.6 million to be paid to former Wetpaint stockholders, $1.8 million for certain transaction expenses and bonus payments to Wetpaint employees and $6.1 million recorded for contingent consideration as described in Note 1.

(g)	Represents the elimination of Wetpaint’s historical convertible preferred stock, common stock and accumulated deficit, and the recording of certain acquired accrued expenses.